UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2006 (May 1, 2006)

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices, zip code	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 29, 2006, the board of directors of Puget Energy, Inc. (the “Company”) approved the merger of the Company’s unregulated subsidiary, InfrastruX Group, Inc. (“InfrastruX”) with an affiliate of Tenaska Power Fund L.P. (“Tenaska”), through which Tenaska will acquire InfrastruX. The transaction is expected to close within the next 10 days. The total purchase price was $275 million. After repayment of debt, adjustment for working capital, transaction costs and distributions to minority interests, the Company expects to receive after-tax cash proceeds of approximately $83 million to $88 million for its 90.9% interest in InfrastruX.  The sale is expected to result in an after-tax gain of approximately $24 million $29 million to Puget Energy in the second quarter of 2006.

Also in connection with the disposition of InfrastruX, the Company issued a press release which is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibits

99.1 Press release on merger of InfrastruX Group, Inc. into Tenaska Power Fund L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

By: /s/ Jennifer L. O’Connor
Dated: May 2, 2006	Jennifer L. O’Connor Senior Vice President, General Counsel and Chief Ethics and Compliance Officer